MERGER AGREEMENT

      This Merger Agreement (this "AGREEMENT") is dated as of November 21, 1997, by and among Clearview Cinema Group, Inc., a Delaware Corporation ("CCG"); CCC Mansfield Cinema Corp., a Delaware corporation ("ACQUISITION"); Warren County Cinemas, Inc., a New Jersey corporation, ("MANSFIELD"); and John Nelson, Pamela Ferman and Seth Ferman (the "STOCKHOLDERS") and Martin Drescher.

      Mansfield holds a leasehold interest in certain Real Property (as defined below) on which a movie theater is contemplated to be built. The parties hereto desire that Mansfield merge with and into Acquisition, with Acquisition surviving, upon the terms and subject to the conditions set forth below. This transaction is intended to be a tax-free reorganization within the meaning of
Section 368(a) of the Code (as defined below).

      In consideration of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, each intending to be legally bound hereby, agree as set forth below:

                                   ARTICLE I.
                            DEFINITIONS; CONSTRUCTION

      1.1. DEFINITIONS. As used in this Agreement, the following terms have the meanings specified in this Section.

      "ACQUISITION" has the meaning given that term in the heading of this Agreement.

      "ACQUISITION DAMAGES" has the meaning given that term in Section 7.2.

      "ACQUISITION INDEMNITEES" has the meaning given that term in Section 7.2.

      "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

      "AGREEMENT" means this Agreement, as it may be amended from time to time.

      "BENEFIT PLAN" means any written and unwritten "employee benefit plans" within the meaning of Section 3(3) of ERISA, and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement.

      "CCG" has the meaning given that term in the heading of this Agreement.

      "CCG SHARES" means the shares of Common Stock of CCG being delivered by Acquisition to Mansfield pursuant to this Agreement.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List pursuant to Superfund.

      "CLOSING" has the meaning given that term in Section 2.12.

      "CLOSING DATE" has the meaning given that term in Section 2.12.

      "CODE" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

      "DAMAGES" has the meaning given that term in Section 7.4.

      "DEFERRED MERGER CONSIDERATION" has the meaning given that term in Section 2.7(b).

      "DGCL" has the meaning given that term in Section 2.1.

      "EFFECTIVE TIME" has the meaning given that term in Section 2.2.

      "ENCUMBRANCE"  means  any  mortgage,   deed  of  trust,  pledge,  security
interest, encumbrance, option, right of first refusal, agreement of sale, adverse claim, easement, lien, lease, assessment, restrictive covenant, encroachment, right-of-way, burden or charge of any kind or nature whatsoever or any item similar or related to the foregoing.

      "ENVIRONMENTAL LAW" means any applicable Law relating to public health and safety or protection of the environment, including common law nuisance, property damage and similar common law theories.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder.

      "GOVERNING DOCUMENTS" means, with respect to any Person who is not a natural Person, the certificate or articles of incorporation, bylaws, deed of trust, formation or governing agreement and other charter documents or organization or governing documents or instruments of such Person.

      "GOVERNMENTAL BODY" means any court, government (federal, state, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality.

      "INDEMNIFIED PARTY" has the meaning given that term in Section 7.4.

      "INDEMNIFYING PARTY" has the meaning given that term in Section 7.4.

      "INSTRUMENTS OF MERGER" has the meaning given that term in Section 2.2.

      "LAW" means any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation, judgment or order of any kind or nature whatsoever including any public policy, judgment or order of any Governmental Body or principle of common law.


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


      "LIABILITIES" with respect to any Person, means all debts, liabilities and obligations of such Person of any nature or kind whatsoever, whether or not due or to become due, accrued, fixed, absolute, matured, determined, determinable or contingent and whether or not incurred directly by such Person or by any predecessor of such Person, and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service or otherwise.

      "LITIGATION" has the meaning given that term in Section 3.8.

      "LEASE" means the lease agreement attached as "Exhibit A".

      "MANSFIELD" has the meaning given that term in the heading of this Agreement.

      "MANSFIELD DAMAGES" has the meaning given that term in Section 7.3.

      "MANSFIELD INDEMNITEES" has the meaning given that term in Section 7.3.

      "MANSFIELD SHARES" means the outstanding shares of capital stock of Mansfield, as identified on Schedule 3.5.

      "MERGER" has the meaning given that term in Section 2.1.

      "MERGER CONSIDERATION" has the meaning given that term in Section 2.7(b).

      "PERMIT" means a valid construction permit issued by Mansfield Township, New Jersey or the State of New Jersey to build a 12 screen movie theater on the Real Property in accordance with plans prepared by Johannes Hoffman Architects, P.C. and Maser Sosinski and Associates as called for in the Lease.

      "PERSON" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, any other legal entity, or a Governmental Body.

      "REAL PROPERTY" has the meaning given that term in Section 3.10.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement substantially in the form of Exhibit B.

      "REGULATED MATERIAL" means any hazardous substance as defined by any Environmental Law and any other material regulated by any applicable Environmental Law, including petroleum, petroleum-related material, crude oil or any fraction thereof, polychlorinated biphenyls, and any friable asbestos.

      "RELATED  PARTY" means (i)  Mansfield,  (ii) any  Affiliate of  Mansfield,
(iii) any officer or director of any Person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

      "SECURITY RIGHT" means, with respect to any security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security. "SECURITY RIGHT" includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's Governing Documents or by agreement.

      "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

      "SURVIVING CORPORATION" has the meaning given that term in Section 2.1.

      "STOCKHOLDERS" has the meaning given that term in the heading of this Agreement.

      "SUPERFUND" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as amended.

      "TAX" means any domestic or foreign federal, state, county, local or foreign tax, levy, impost or other charge of any kind whatsoever, including any interest or penalty thereon or addition thereto, whether disputed or not.

      "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

      "VOTING TRUST AGREEMENT" means the Voting Trust Agreement in the form of "Exhibit C".

      1.2. CONSTRUCTION.  As used herein, unless the context otherwise requires:
(i)  references to "Article" or "Section"  are to an article or section  hereof;
(ii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof; (iii) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

                                   ARTICLE II.
                                PURCHASE AND SALE

      2.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Mansfield shall merge with and into Acquisition, and Acquisition shall be the surviving corporation to such merger (the "SURVIVING CORPORATION"), and the separate corporate existence of Mansfield shall thereupon cease (the "MERGER"). The Surviving Corporation shall continue to be governed by the laws of the State of Delaware and the separate corporate existence of the Surviving Corporation with all rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL"), the Business Corporation Act of New Jersey and this Agreement.

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

      2.2. EFFECTIVE TIME. Prior to the Closing Date, and provided that this Agreement has not been terminated and abandoned pursuant to Section 6.4, each of Acquisition and Mansfield shall execute the state law instruments of merger effecting the Merger in accordance with the terms of this Agreement ("INSTRUMENTS OF MERGER"). Such Instruments of Merger shall be filed with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Delaware simultaneously with the Closing. The Merger shall become effective at the time the last of the applicable Instruments of Merger shall have been duly filed with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Delaware, and such time is referred to herein as the "EFFECTIVE TIME".

      2.3. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Acquisition in effect immediately prior to the Effective Time shall thereafter continue to be the Certificate of Incorporation of the Surviving Corporation until duly amended further in accordance with the terms thereof and the DGCL.

      2.4. BY-LAWS. The By-laws of Acquisition in effect immediately prior to the Effective Time shall thereafter continue to be the By-Laws of the Surviving Corporation until duly amended further in accordance with the terms thereof, the Certificate of Incorporation of the Surviving Corporation and the DGCL.

      2.5. DIRECTORS. The directors of Acquisition immediately prior to the Effective Time shall thereafter continue to be the directors of the Surviving Corporation from and after the Effective Time to serve until their respective successors shall have been duly elected and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation or as otherwise provided by law.

      2.6 OFFICERS. The officers of Acquisition immediately prior to the Effective Time shall thereafter be the officers of the Surviving Corporation from and after the Effective Time and until their respective successors shall have been duly elected and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation or as otherwise provided by law.

     2.7. MANNER OF CONVERTING SHARES. At the Effective Time, each of the following transactions shall be deemed to occur simultaneously:

      (a) ACQUISITION. By virtue of the Merger and without any action on the part of Stockholders, each then issued and outstanding share, and each share then held in the treasury, of Common Stock, par value $.01 per share, of Acquisition shall automatically be converted into one share of Common Stock, par value $.01 per share, of the Surviving Corporation.

      (b) MANSFIELD. By virtue of the Merger and without any action on the part of Stockholders, each then issued and outstanding share, and each share then held in the treasury, of Common Stock of Mansfield shall be automatically canceled, and Stockholders shall be entitled to receive, in the aggregate, that number of shares of CCG Common Stock equal to the result obtained by dividing $1,000,000 million by the average closing price of CCG Common Stock for the ten most recent trading days immediately prior to the Closing Date as reported by the American Stock Exchange; provided, however, that in no event shall the number of CCG Shares to be delivered pursuant to this sentence be greater than 90,909 or less than 76,923 (the "MERGER CONSIDERATION"). In addition, within 90 days after the second anniversary of Closing, CCG shall deliver to Stockholders an amount of cash equal to the total average annual revenue for the two-year period commencing on the Closing Date that the Surviving Corporation generates in excess of $2.5 million (the "DEFERRED MERGER CONSIDERATION"). Notwithstanding the foregoing, the Deferred Merger Consideration shall not exceed $500,000 and may be paid, at CCG's option, in shares of CCG's common stock valued at the average closing price of CCG Common Stock for the ten most recent trading days immediately prior to such 90th day. Merger Consideration and Deferred Merger Consideration hereunder shall be delivered to the Stockholders in the following proportions: John Nelson 50/120; Seth Ferman 25/120; Pam Ferman 25/120; and Martin Drescher 20/120; provided that such individuals may assign any part of their interests in the Deferred Merger Consideration to any one or more of the other individuals upon written notice to CCG.

      2.8. CCG SHARES. All CCG Shares being delivered pursuant hereto shall not be registered under the Securities Act and shall be subject to the Voting Trust Agreement and Stockholders shall have the benefit of the Registration Rights Agreement with respect to such Shares. Stockholders covenant that they will not sell or dispose of the CCG Shares except in accordance with the rules set forth in Rule 144 issued by the Securities and Exchange Commission under the Securities Act and shall not sell, transfer or pledge the CCG Shares in the absence of a registration under the Securities Act or unless CCG receives an opinion of counsel (which may be counsel for CCG) reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of the Securities Act. Stockholders agree and consent that the certificates representing the CCG Share shall contain the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS CLEARVIEW CINEMA GROUP, INC. RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR CLEARVIEW CINEMA GROUP, INC.) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND THAT SUCH SALE OR TRANSFER IS MADE IN ACCORDANCE WITH THE RULE SET FORTH IN RULE 144 ISSUED BY THE SECURITIES EXCHANGE COMMISSION UNDER SAID ACT.

      2.9. PAYMENT OF MERGER CONSIDERATION. The Merger Consideration (and the Deferred Merger Consideration if CCG Shares are used in payment thereof) shall be delivered after Closing to A. Dale Mayo, trustee under the Voting Trust Agreement upon presentment of the certificates then formerly representing the applicable Mansfield Shares.

      2.10. CERTIFICATES REPRESENTING MANSFIELD SHARES. Until surrendered at the Closing, the certificate or certificates that, immediately prior to the Effective Time, shall have represented issued and outstanding Mansfield Shares, at the Effective Time, shall represent for all purposes solely the right to receive the applicable Merger Consideration and Deferred Merger Consideration. After the date hereof, no Mansfield Shares shall be transferred to any person for any reason, and after the Effective Time, no certificates formerly representing Mansfield Shares shall be transferred to any person for any reason.

      2.11. DIVIDENDS. All dividends at the Effective Time on or with respect to Mansfield Shares declared at any time prior to the Effective Time and remaining unpaid at the Effective Time and all other Securities Rights relating to the Mansfield Shares or other shares of capital stock of Mansfield shall be deemed to have been canceled at the Effective Time.

      2.12. CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger and other transactions contemplated hereby shall take place at a closing (the "CLOSING") at the offices of Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, 45th Floor, New York, New York 10020 within ten business days after issuance of the Permit at such time or on such date as Mansfield and Acquisition may mutually agree (the day on which the Closing takes place being the "CLOSING DATE"), but in no event later than January 15, 1999.

      2.13. RENT; EXPENSES. Mansfield shall be liable for all rent under the Lease up to the date that the Permit is issued. Acquisition shall reimburse Stockholders for all architect fees and other expenses incurred in obtaining the Permit and developing the Real Property for the construction of the Theater contemplated by the Lease, provided that such fees and expenses were incurred after October 31, 1997.

      2.14. STOCKHOLDERS' OPTION NOT TO CLOSE. If the Permit is not issued by June 1, 1998, then Stockholders and Mansfield may at their sole discretion choose not to Close hereunder upon written notice to CCG provided that such notice is delivered to CCG prior to January 15, 1999. If Stockholders do not deliver such notice to CCG by January 15, 1999, then neither CCG nor Acquisition shall have an obligation to Close hereunder. In either such event, no party hereto shall have any continuing liability hereunder to any other party hereto except as provided in Section 6.4.

      2.15. CCG'S OPTION TO PURCHASE IF THERE IS NO CLOSING. In the event that three is no Closing hereunder under the circumstance described in Section 2.14, then CCG shall have the right upon written notice to Stockholders to purchase all of the assets of Mansfield (the "OPTION"). The Option may be exercised during the 60 day period commencing on the 90th day after the second anniversary of the issuance of the certificate of occupancy for the theater to be constructed by Mansfield on the Real Property (the "NEW THEATER"). The purchase price for such assets shall be equal to the greater of (i) six times such theater's annual average earnings before interest, taxes, depreciation and amortization (exclusive of extraordinary items) determined in accordance with generally accepted accounting principles for the first two years of operation, and (ii) $2 million plus the cost of development and construction of such theater. Such purchase price shall be payable in cash at the closing of such purchase and sale. Closing under the Option shall occur within 60 days after the exercise of the Option and shall be subject the due diligence investigation of CCG and the consent of the landlord to the Lease. During such 60 day period, Mansfield shall provide to CCG and its representative complete access to the New Theater and Mansfield's books and records. The other terms of such purchase shall be



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

substantially upon the terms set forth in that certain Asset Purchase Agreement dated the date hereof, by and among CCG, CCC Succasunna Cinema Corp., Inc., a Delaware corporation, CCC Parsippany Cinema Corp., Inc., a Delaware corporation, F&N Cinema, Inc., a New Jersey corporation; Roxbury Cinema, Inc., a New Jersey corporation, and Stockholders (the "ASSET PURCHASE AGREEMENT") except that the liability cap on indemnification of representations and warranties shall be in the same proportion to the purchase price for the New Theater as the liability cap set forth in Section 7.4(b) of the Asset Purchase Agreement bears to the purchase price for the theaters purchased pursuant to the Asset Purchase Agreement. Neither Stockholders nor Mansfield shall sell all or substantially all of the assets of Mansfield to any other person, enter into or effect any merger, consolidation, division, reorganization or sale of a majority of the capital stock of Mansfield or enter into any other transaction or take any other act that would frustrate the purpose of this Section 2.15 prior to the expiration of such 60 day period. The rights hereunder of CCG may be assigned by CCG to any wholly owned subsidiary of CCG. The Option shall terminate upon any material default by CCG or its affiliates under this Agreement or the Asset Purchase Agreement or under any Other Agreement (as such term is defined under this Agreement and the Asset Purchase Agreement), which default results in a material out-of-pocket liability to the Mansfield or its affiliates and which default is not waived or substantially cured within 30 days after CCG has notice of such default, or on event of default under the Promissory Notes (as defined in the Asset Purchase Agreement). The Option shall also expire if CCG or its affiliates acquire or build a movie theater within a five mile radius of the Real Property.

                                  ARTICLE III.
                        REPRESENTATIONS AND WARRANTIES OF
                           MANSFIELD AND STOCKHOLDERS

      Mansfield and Stockholders represent and warrant, jointly and severally, to Acquisition and CCG as set forth in this Article III and Martin Drescher represents and warrants to Acquisition and CCG the matters set forth in Sections
3.2 and 3.3, the second sentence of Section 3.5, Section 3.17 and Section 3.18 as if Martin Drescher were included within the definition of "Stockholder" therein.

      3.1. ORGANIZATION, QUALIFICATION; CAPITALIZATION. Mansfield is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own or lease its properties and enter into this Agreement and perform its obligations hereunder.

      3.2. AUTHORIZATION; ENFORCEABILITY. This Agreement have been duly executed and delivered by and constitute the legal, valid and binding obligations of Mansfield, enforceable against Mansfield in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer, preference and other laws and equitable principles affecting the scope and enforcement to creditors' rights generally, and are also limited by Acquisition's implied covenants of good faith, fair dealing and commercially reasonable conduct, and by the effects of judicial discretion on the availability of remedies and realization of benefits under and enforceability of this Agreement in all respects as written. The Merger and all actions contemplated by this Agreement have been duly and validly authorized by all necessary proceedings by Mansfield.

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

      3.3. NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS. Neither the execution and delivery of this Agreement, the consummation of the Merger and other transactions contemplated hereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof by Mansfield will: (i) contravene any provision of any Governing Document of Mansfield, (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other Person the right to cause such a termination of or loss under, any Purchased Asset or any other contract, agreement or instrument to which Mansfield or any Stockholder is a party or by which any of its assets may be bound or affected,
(iii) violate any Law or violate any judgment or order of any Governmental Body to which Mansfield is subject or by which any of its assets may be bound or affected. Except as set forth on Schedule 3.3 and the filing of the Instruments of Merger, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery by Mansfield of this Agreement or the consummation by Mansfield of the Merger or the other transactions contemplated hereby or thereby.

      3.4. UNDISCLOSED LIABILITIES. Mansfield has no Liabilities except as set forth in the Lease and as shown on Schedule 3.4.

      3.5. MANSFIELD SHARES. The issued and outstanding Mansfield Shares are identified on Schedule 3.5. There exists no Security Rights with respect to the Mansfield Shares.

      3.6. CORPORATE PURPOSE. Mansfield was incorporated on June 26, 1996 for the sole and limited intention of negotiating and holding the Lease and constructing and operating a movie theater on the Real Property. Mansfield has conducted no business of any kind whatsoever other than the negotiation of the Lease and retention of an architect to draft plans for the construction of a movie theater. Mansfield owns no assets other than the Lease and plans to develop the Real Property.

      3.7. TAXES. Mansfield has filed or caused to be filed on a timely basis, or will file or cause to be filed on a timely basis or within a timely-obtained extension, all Tax Returns that are required to be filed by it prior to or on the Closing Date, pursuant to the Law of each governmental authority with taxing power over it. Mansfield has no Liability for any Tax.

      3.8. NO PENDING LITIGATION OR PROCEEDINGS. No action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any Governmental Body or arbitrator ("LITIGATION") is pending or, to the knowledge of Mansfield, threatened against or affecting Mansfield, the Lease or any of the transactions contemplated by this Agreement, and there is no basis for any such Litigation. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting Mansfield, any of its assets or liabilities, or any of the transactions contemplated by this Agreement. Mansfield has no pending Litigation against any third party.

      3.9. LEASE. Except for the Lease, Mansfield is not a party to any contract, lease, indenture, mortgage, instrument, commitment or other agreement, arrangement or understanding, oral or written, formal or informal. The Lease is the legal, valid and binding obligation of Mansfield and is in full force and effect. Mansfield has performed all obligations required to be performed by it under the Lease and is not in breach or default, and are not alleged to be in breach or default, in any respect thereunder, and no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, would give to any Person the right to cause such a termination or would cause an acceleration of any obligation thereunder.

      3.10. REAL PROPERTY. Schedule 3.10 identifies the real estate subject to the Lease (the "REAL PROPERTY") and identifies the record title holder of the Real Property. Mansfield has the right to quiet enjoyment of the Real Property for the full term, including all renewal rights, of the lease or similar agreement relating thereto. The proposed use and operation of the Real Property under the Lease conform to all applicable building, zoning, safety and subdivision Laws, Environmental Laws and other Laws, and all restrictive covenants and restrictions and conditions affecting title. Mansfield has not received any written or oral notice of assessments for public improvements against the Real Property or any written or oral notice or order by any Governmental Body, any insurance company that has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that i) claims any defect or deficiency with respect to any of such properties or ii) requests the performance of any repairs, alterations or other work to or in any of the Real Property or in the streets bounding the same. Such public utilities are all available for connection and will be adequate to service the operations of such facilities. Mansfield has not received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to any facility of Mansfield.

      3.11. ENVIRONMENTAL MATTERS. Mansfield is not subject to any Liability, penalty or expense (including legal fees), and Acquisition will not suffer or incur any loss, Liability, penalty or expense (including legal fees) by virtue of any violation of any Environmental Law occurring prior to the Closing, any environmental activity conducted on or with respect to any property at or prior to the Closing or any environmental condition existing on or with respect to any property at or prior to the Closing, in each case whether or not Mansfield permitted or participated in such act or omission. None of the Real Property is listed or, to the knowledge of Mansfield, proposed for listing on the National Priorities List pursuant to Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup.

      3.12. TRANSACTIONS WITH RELATED PARTIES. No Related Party has any claim of any nature, including any inchoate claim, against any of the assets of Mansfield. No Related Party will at any time after Closing for any reason, directly or indirectly, be or become entitled to receive any payment or transfer of money or other property of any kind from Mansfield, and Mansfield will not at any time after Closing for any reason, directly or indirectly, be or become subject to any obligation to any Related Party; provided, however, that nothing in this Section 3.12 shall prohibit any post-closing transactions between Related Parties.

      3.13. EMPLOYEES. Mansfield has no employees and never had any employees.

      3.14. EMPLOYEE BENEFITS. Mansfield has no Employee Benefit Plans and never had any Employee Benefit plans.

      3.15. SUBSIDIARIES AND INVESTMENTS. Mansfield does not own any shares of capital stock of or other equity interest in any corporation, partnership, joint venture or other entity.

      Neither Mansfield nor any of its officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

      3.17. SECURITIES MATTERS. Stockholders acknowledge that they and their representatives have received and reviewed all of the documents filed by CCG through the date hereof (and on the Closing Date, through the Closing) with the Securities and Exchange Commission. Stockholders and their representatives have had, at their discretion, an opportunity to meet with the officers CCG to discuss CCG's business. Stockholders are each acquiring the CCG Shares for his or its own account with the intention of holding the CCG Shares for purposes of investment, and not as a nominee or agent for any other party, and not with a view to the resale or distribution of any of the CCG Shares, and no Stockholder or has any intention of selling the CCG Shares or any interest therein in violation of the federal securities laws or any applicable state securities laws. Stockholders understand that the CCG Shares are not registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. Each of the Stockholders is an "accredited investor" within the meaning of that term as set forth in Rule 501 issued by the Securities and Exchange Commission under the 1933 Act.

      3.18. DISCLOSURE. None of the representations or warranties of Mansfield or Stockholders contained herein and none of the information contained in the Schedules referred to herein or the other information or documents furnished or to be furnished to CCG or any of its representatives by Mansfield or Stockholders expressly pursuant to the terms of this Agreement is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                   ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES OF
                               ACQUISITION AND CCG

      As an inducement to Mansfield and Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Acquisition and CCG jointly and severally represent and warrant to Mansfield and Stockholders as follows:

      4.1. ORGANIZATION. Each of Acquisition and CCG is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and its obligations hereunder.

      4.2. AUTHORIZATION; ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligations of Acquisition, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer, preference and other laws and equitable principles affecting the scope and enforcement to creditors' rights generally, and are also limited by Mansfield's and Stockholders' implied covenants of good faith, fair dealing and commercially reasonable conduct, and by the effects of judicial discretion on the availability of remedies and realization of benefits under and enforceability of this Agreement in all respects as written. All actions contemplated by this Agreement have been duly and validly authorized by all necessary proceedings by Acquisition.

      4.3. NO VIOLATION OF LAWS; CONSENTS. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof by Acquisition or CCG will: i) contravene any provision of any Governing Document of Acquisition, or ii) violate any Law or any judgment or order of any Governmental Body to which Acquisition is subject or by which any of its assets may be bound or affected. Except as set forth on Schedule 4.3 and the filing of the Instruments of Merger, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery by Acquisition of this Agreement or the consummation by Acquisition of the transactions contemplated hereby.

      4.4. NO PENDING LITIGATION OR PROCEEDINGS. No Litigation is pending or, to the knowledge of Acquisition, threatened against or affecting Acquisition or CCG in connection with any of the transactions contemplated by this Agreement.

      4.5. FINDERS' FEES. Neither Acquisition, CCG nor any of their officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

      4.6. CCG SHARES. At Closing and upon issuance of the Deferred Merger Consideration, the CCG Shares shall be duly authorized, validly issued and fully paid and non-assessable.

      4.7. CCG FINANCIAL STATEMENTS. CCG's historical financial statements contained in the reports filed by it with the Securities Exchange Commission are true and correct in all material respects.

                                   ARTICLE V.
                                CERTAIN COVENANTS

      5.1. CONDUCT OF BUSINESS PENDING CLOSING. From and after the date hereof and until the Closing Date or earlier termination hereof, (i) Mansfield and Stockholders shall use its commercially reasonable efforts to obtain the Permit;
(ii) Mansfield shall not engage in any other business or activity except activities related to obtaining the Permit; (iii) Mansfield shall not change its Organization Documents, merge dissolve, liquidate, issue or redeem any capital stock, declare any dividend or engage in any other fundamental corporate transaction; (iv) Mansfield shall give to Acquisition and to Acquisition's employees and representatives (including accountants, actuaries, attorneys, environmental consultants and engineers) access during normal business hours to the Real Property.

      5.2. ACQUISITION PROPOSALS. Mansfield and Stockholders shall not (nor shall they permit any of their affiliates to) directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposals from, engage or participate in any negotiations or discussions with, provide any confidential information or data to, or enter into (or authorize) any agreement or agreement in principle with any person or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any part of Mansfield's assets, properties, or Business whether by merger, purchase of capital stock or assets or otherwise.

      5.3. FULFILLMENT OF AGREEMENTS. Acquisition and Mansfield shall use commercially reasonable efforts to cause all of those conditions to the obligations of the other under Article VI that are not beyond its reasonable control to be satisfied on or prior to the Closing and shall use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

      5.4. PERFORMANCE OF LEASE OBLIGATIONS. From and after the Closing Date Acquisition shall perform the obligations of the tenant under the terms of the Lease.

      5.5. TAXES; OTHER LIABILITIES. Stockholders shall be liable for filing all Tax Returns for Mansfield with respect to any taxable period ending prior to the Closing Date and shall be liable for all Taxes and, except as provided in
Section 2.13, all other Liabilities incurred by Mansfield prior to the Closing Date.

      5.6. COVENANT AGAINST COMPETITION AND DISCLOSURE. To accord to Acquisition and CCG the full value of the Merger, Stockholders shall not, directly or indirectly, (i) for a period of five years after the date hereof, directly or indirectly, engage or become interested in (as owner, stockholder, partner or otherwise) the operation of any movie theater within a five mile radius of the Real Property, (ii) for a period of five years after the date hereof, directly or indirectly, engage or become interested in (as owner, stockholder, partner or otherwise) the operation of any movie theater within a five mile radius of any theater owned directly or indirectly by CCG on the date immediately following the Closing Date, or (iii) disclose to anyone, or use in competition with Acquisition, any information with respect to any confidential or secret aspect of the operations of Acquisition's business. It is acknowledged that Stockholders currently operate certain movie theaters and nothing in subsection
(ii) of the previous sentence shall prohibit the Sellers from operating such theaters. Stockholders acknowledge that the remedy at law for breach of the provisions of this Section 5.6 will be inadequate and that, in addition to any other remedy CCG may have, they will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required. If any court construes the covenant in this Section 5.6 or any part thereof, to be unenforceable because of its duration or the area covered thereby, the court shall have the power to reduce the duration or area to the extent necessary so that such provision is enforceable.

                                   ARTICLE VI.
                       CONDITIONS TO CLOSING; TERMINATION

      6.1. CONDITIONS PRECEDENT TO OBLIGATION OF ACQUISITION. The obligation of Acquisition to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part by Acquisition at Acquisition's sole option:

      (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Mansfield contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Mansfield shall have performed in all respects all of the covenants and complied with all of the provisions required by this Agreement and the Asset Purchase Agreement to be performed or complied with by it at or before the Closing.

      (b) LITIGATION. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect Acquisition's ability to operate under the Lease as contemplated thereunder, and nor shall there be pending, any action or proceeding challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or seeking monetary or other relief by reason of the consummation of any of such transactions.

      (c) NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the Lease or the Liabilities, prospects or condition, financial or otherwise, of Mansfield or the theater to be constructed on the Real Property.

      (d) CLOSING CERTIFICATE. Mansfield shall have delivered a certificate, dated the Closing Date, in the form of "Exhibit D" hereto, certifying to the fulfillment of the conditions set forth in subparagraphs (a), (b) and (c) of this Section. Such certificate shall constitute a representation and warranty of Mansfield with regard to the matters therein for purposes of this Agreement.

      (e) CLOSING DOCUMENTS. Acquisition shall have received the documents referred to in Section 6.3(a). All agreements, certificates, opinions and other documents delivered by Mansfield to Acquisition hereunder shall be in form and substance satisfactory to Acquisition.

      (f) LEASEHOLD. Acquisition shall have received from the Lessor consents to leasehold mortgage, and estoppel certificates and from each existing mortgagee with respect to the Real Property all consents, nondisturbance agreements, and other documents as Mansfield may be entitled to under the terms of Lease.

      (g) PERMIT. Mansfield shall have obtained the Permit.

      (h) RENT. All rent due under the Lease Agreement accruing through the date of the issuance of the Permit shall have been paid in full.

      (i) PRIVATE PLACEMENT. CCG shall be satisfied in its sole discretion that the issuance of the CCG Shares pursuant hereto are exempt from registration under the Securities Act.

      (j) LEASE AMENDMENT. The Lease shall have been amended to include terms no less favorable than as set forth in "Exhibit H".

      6.2. CONDITIONS PRECEDENT TO OBLIGATION OF MANSFIELD. The obligation of Mansfield to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at

Closing of the following conditions, any one or more of which may be waived in whole or in part by Mansfield at Mansfield's sole option:

      (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Acquisition and CCG contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Acquisition and CCG shall have performed all of the covenants and complied in all respects with all of the provisions required by this Agreement and the Asset Purchase Agreement to be performed or complied with by it at or before the Closing.

      (b) LITIGATION. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or seeking monetary or other relief by reason of the consummation of such transactions.

      (c) CLOSING CERTIFICATE. Acquisition shall have delivered a certificate, dated the Closing Date, in the form of "Exhibit E", certifying to the fulfillment of the conditions set forth in subparagraphs (a) and (b) of this Section. Such certificate shall constitute a representation and warranty of Acquisition with regard to the matters therein for purposes of this Agreement.

      (d) PERMIT. Mansfield shall have obtained the Permit.

      (e) CLOSING DOCUMENTS. Mansfield shall have received the documents referred to in Section 6.3(b). All agreements, certificates, opinions and other documents delivered by Acquisition to Mansfield hereunder shall be in form and substance satisfactory to Mansfield.

      (f) LEASE AMENDMENT. The Lease shall have been amended to include terms no less favorable than as set forth in "Exhibit H".

      6.3.  DELIVERIES AND PROCEEDINGS AT CLOSING.

      (a) DELIVERIES BY MANSFIELD. Mansfield shall deliver or cause to be delivered to Acquisition at the Closing:

             i) Certificates of the appropriate public officials to the effect that Mansfield was a validly existing corporation in good standing in its state of incorporation as of a date not more than 30 days prior to the Closing Date.

             ii)  Certificates formerly representing all the Mansfield Shares.

             iii) Incumbency and specimen signature certificates dated the Closing Date, signed by the officers of Mansfield and certified by their respective Secretaries.

             iv) True and correct copies of (A) the Governing Documents (other than the bylaws) of Mansfield as of a date not more than 30 days prior to the Closing Date, certified by the Secretary of State of New Jersey and (B) the bylaws of Mansfield as of the Closing Date, certified by its Secretary.

             v) Certificates of the Secretary of Mansfield (A) setting forth resolutions of the Board of Directors of Mansfield and Stockholders (qua stockholders) of Mansfield authorizing the execution and delivery of this Agreement and the performance by Mansfield of the transactions contemplated hereby, and (B) to the effect that the Governing Documents of Mansfield delivered pursuant to Section 6.3(a)(iv) were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

             vi)  The Voting Trust Agreement executed by Stockholders.

             vii) The Registration Rights Agreement executed by Stockholders.

             viii) The  minute  books,  stock   ledgers  and  corporate  seal of
Mansfield.

             ix) The opinion of Alter Bartfeld & Mantel LLP, legal counsel to Mansfield, in substantially the form of "Exhibit F".

             x)  Such  other   agreements  and  documents  as  Acquisition   may
reasonably request.

      (B) DELIVERIES BY ACQUISITION. Acquisition shall deliver or cause to be delivered to Mansfield at the Closing:

             i) Certificates of the appropriate public official to the effect that each of Acquisition and CCG was a validly existing corporation in its state of incorporation as of a date not more than 30 days prior to the Closing Date.

             ii) Incumbency and specimen signature certificates dated the Closing Date signed by the officers of Acquisition and CCG and certified by their Secretaries.

             iii) True and correct copies of (A) the Governing Documents (other than the bylaws) of Acquisition as of a date not more than 30 days prior to the Closing Date, certified by the Secretary of State of Delaware and (B) the bylaws of Acquisition and CCG as of the Closing Date, certified by their Secretaries.

             iv) Certificate of the Secretary of Acquisition (A) setting forth resolutions of the Board of Directors of Acquisition authorizing the execution and delivery of this Agreement and the performance by Acquisition of the transactions contemplated hereby, certified by the Secretary of Acquisition and
(B) to the effect that the Governing Documents of Acquisition delivered pursuant to Section 6.3(b)(iii) were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

             v) The opinion of Kirkpatrick & Lockhart LLP, Acquisition's and CCG's legal counsel, in substantially the form of "Exhibit G".

             vi) Such other agreements and documents as Mansfield may reasonably request.

      6.4. TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to Closing by: (i) mutual consent of Acquisition and Mansfield; (ii) Acquisition, if any of the conditions specified in Section 6.1 hereof shall not have been fulfilled by January 15, 1999 and shall not have been waived by Acquisition; or (iii) Mansfield, if any of the conditions specified in
Section 6.2 hereof shall not have been fulfilled by January 15, 1999 and shall not have been waived by Mansfield. The failure of any party hereto to satisfy any condition to Close hereunder not within the control of such party (such as failure to obtain the Permit) shall not be deemed a material breach by such party. Subject to Section 2.14, any party in material breach hereof shall be liable to the other parties for any breach which breach led to termination hereof. Only the rights and obligations of the parties set forth in this Section
6.4 and Sections 2.14, 2.15, 5.2, 7.2, 7.3 and 8.1 shall survive a termination of this Agreement in the event there is no Closing, and Section 5.2 shall survive termination hereof so long as the Option remains outstanding. Any party hereto shall also be entitled to seek any other remedy to which it may be entitled at law or in equity in the event of such termination, which remedies shall include injunctive relief and specific performance.

                                  ARTICLE VII.
                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      7.1. SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under, and subject to the limitations set forth in, this Article VII, except that the representation and warranty contained in Section 4.7 shall not survive Closing.

      7.2. INDEMNIFICATION BY MANSFIELD AND STOCKHOLDERS. Stockholders, jointly and severally, and Martin Drescher severally and not jointly, shall indemnify, defend, save and hold Acquisition and their officers, directors, employees, agents and Affiliates (collectively, "ACQUISITION INDEMNITEES") harmless from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) and whether or not any such demands, claims, allegations, etc., of third parties are meritorious (collectively, "ACQUISITION DAMAGES") asserted against, imposed upon, resulting to, required to be paid by, or incurred by Acquisition Indemnitees, directly or indirectly, in connection with, arising out of, that could result in, or which would not have occurred but for i) a breach of any representation or warranty made by Mansfield or any Stockholder or Martin Drescher in this Agreement, in any certificate or document furnished pursuant hereto by Mansfield, and ii) a breach or nonfulfillment of any covenant or agreement made by Mansfield or any Stockholder in or pursuant to this Agreement.

      7.3. INDEMNIFICATION BY ACQUISITION. Acquisition and CCG shall indemnify, defend, save and hold Mansfield and Stockholders and their officers, directors, employees, Affiliates and agents (collectively, "MANSFIELD INDEMNITEES") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) and whether or not any such demands, claims, allegations, etc., of third parties are meritorious (collectively, "MANSFIELD DAMAGES") asserted against, imposed upon, resulting to, required to be paid by, or incurred by Mansfield Indemnitees, directly or indirectly, in connection with, arising out of, that could result in, or which would not have occurred but for i) a breach of any representation or warranty made by Acquisition in this Agreement or in any certificate or document furnished pursuant hereto by Acquisition, and ii) a breach or nonfulfillment of any covenant or agreement made by Acquisition in or pursuant to this Agreement.

      7.4. NOTICE OF CLAIMS. If Acquisition Indemnitee or Mansfield Indemnitee (an "INDEMNIFIED PARTY") believes that it has suffered or incurred or will suffer or incur Acquisition Damages or Mansfield Damages, as the case may be ("DAMAGES") for which it is entitled to indemnification under this Article VII, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "INDEMNIFYING PARTY") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this
Article VII or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

      7.5. THIRD PARTY CLAIMS. The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such action or suit through counsel chosen by the Indemnifying Party, provided that the fees and expenses of such counsel shall be borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such action or suit, i) the Indemnifying Party shall not thereby permit to exist any Encumbrance upon any asset of the Indemnified Party; ii) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; iii) the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party; and iv) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

      8.1. COSTS AND EXPENSES. Acquisition and CCG, on the one hand, and Mansfield and Stockholders, on the other hand, shall each pay its respective expenses, brokers' fees and commissions, and Stockholders shall pay all of the pre-Closing expenses of Mansfield incurred in connection with this Agreement and the transactions contemplated hereby,

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

including  all   accounting, legal and appraisal fees and settlement charges.

      8.2. FURTHER ASSURANCES. Mansfield shall, at any time and from time to time on and after the Closing Date, upon request by Acquisition and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming the Mansfield's assets to Acquisition.

      8.3. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made i) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, ii) upon delivery, if sent by hand delivery, iii) upon delivery, if sent by prepaid courier, with a record of receipt, or iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

      (a)   if to Acquisition to CCG, to:

            Clearview Cinema Group, Inc.
            7 Waverly Place
            Madison, NJ 07940
            Telecopy: (201) 377-4303
            Attention:  A. Dale Mayo, President

            with a required copy to:

            David L. Forney, Esq.
            Kirkpatrick & Lockhart LLP
            1500 Oliver Building
            Pittsburgh, PA  15222
            Telecopy: (412) 355-6501

      (b) if to Mansfield or Stockholders, to:

            John Nelson
            93 Hope Road
            Blairstown, New Jersey 07825

            with a required copy to:

            Arthur S. Mantel, Esq.
            Alter Bartfeld & Mantel LLP
            90 Park Avenue
            New York, NY  10016
            Telecopy: (212) 953-5061

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

      8.4. OFFSET; ASSIGNMENT; GOVERNING LAW. Acquisition shall be entitled to offset or recoup from any amounts due to Mansfield from Acquisition hereunder (including in respect the Deferred Merger Consideration) against any obligation of Mansfield to Acquisition hereunder. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Acquisition may make such assignments to any Affiliate of Acquisition provided that Acquisition remains liable hereunder. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey except to the extent that the laws of the Delaware General Corporation Law apply.

      8.5. AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. Except as provided in
Section 6.4, the rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

      8.6. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Schedules and Exhibits set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of Sections 7.2 and 7.3 relating to Acquisition Indemnitees and Mansfield Indemnitees.

      8.7. SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      8.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

      8.9. MARTIN DRESCHER. Martin Drescher, a stockholder of Mansfield, hereby consents to the Merger and has voted in favor of the Merger, qua a stockholder of Mansfield, and consents, acknowledges and agrees to the provisions of this Agreement set forth in Article II, Article VII and Article VIII.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        CLEARVIEW CINEMA GROUP, INC.

                                        By:/s/ A. Dale Mayo
                                           -----------------------------------
                                            A. Dale Mayo
                                            Title:  President

                                        CCC MANSFIELD CINEMA CORP.

                                        By:/s/ A. Dale Mayo
                                           -----------------------------------
                                            Title:  President

                                        WARREN COUNTY CINEMAS, INC.

                                        By:/s/ John Nelson
                                           -----------------------------------
                                            John Nelson
                                            Title:  President


                                        STOCKHOLDERS:

                                        /s/ John Nelson
                                        --------------------------------------
                                         John Nelson

                                        /s/ Pamela Ferman
                                        --------------------------------------
                                         Pamela Ferman

                                        /s/ Seth Ferman
                                        --------------------------------------
                                         Seth Ferman

                                        /s/ Martin Drescher
                                        --------------------------------------
                                         Martin Drescher




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



                                    SCHEDULES


SCHEDULE 3.3 - Consents

SCHEDULE 3.4 - Undisclosed Liabilities

SCHEDULE 3.5 -  Mansfield Shares

SCHEDULE 3.10 - Description of Real Property

SCHEDULE 4.3 - Consents

                                    EXHIBITS


EXHIBIT A - Lease

EXHIBIT B - Form of Registration Rights Agreement

EXHIBIT C - Form of Voting Trust Agreement

EXHIBIT D - Form of Mansfield Closing Certificate

EXHIBIT E - Form of Acquisition Closing Certificate

EXHIBIT F - Form of Opinion of Alter Bartfeld & Mantel LLP

EXHIBIT G - Form of Opinion of Kirkpatrick & Lockhart LLP

EXHIBIT H - Form of Lease Amendment

[Schedules and Exhibits will be provided upon request.]


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